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                                                                       Exhibit 5

                  [LETTERHEAD OF HARTSON L.L.P. APPEARS HERE]


                               February 19, 1997



Board of Directors
Charles E. Smith Residential Realty, Inc.
1700 Pennsylvania Avenue, N.W.
Washington, DC  20006


Ladies and Gentlemen:

          We are acting as counsel to Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (File No. 333-340) (the "Registration Statement"), previously declared effective by the Securities and Exchange Commission, relating to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion letter is rendered in connection with the closing on this date of the issuance and sale of 2,700,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), pursuant to the terms of the Underwriting Agreement and the related Pricing Agreement dated February 12, 1997. This opinion letter is furnished to you at your request to be filed pursuant to Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of the opinions expressed in this letter, we have examined copies of the following documents:
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          1. Executed copies of the Underwriting Agreement and Pricing Agreement referred to above.

          2. The Registration Statement on Form S-3 (No. 333-340) filed with the Securities and Exchange Commission (the "Commission") relating to the registration of one or more series of (i) debt securities, (ii) preferred stock, (iii) common stock, and (iv) common stock warrants, with an aggregate public offering price of up to $200,000,000, under the Securities Act of 1933, as amended (the "Securities Act"), and Pre-Effective Amendment No. 1 thereto (such registration statement, as so amended, and the documents incorporated by reference therein, is hereinafter referred to as the "Registration Statement").

          3. The Prospectus dated February 9, 1996, and related Prospectus Supplement thereto dated February 12, 1997 (collectively, together with the documents incorporated by reference therein, the "Prospectus"), as filed pursuant to Rule 424(b)(5) under the Securities Act.

          4. The Articles of Incorporation of the Company, as amended and restated (the "Articles"), as certified by the State Department of Assessments and Taxation of the State of Maryland (the "Department") on February 10, 1997 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          5. The original by-laws of the Company and the Amended and Restated By-laws of the Company, as amended (as so amended, the "By-laws"), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          6. Certain resolutions of the Board of Directors of the Company adopted by unanimous written consent on January 2, 1996, and at a meeting held on January 29, 1997, and resolutions of the Pricing Committee of the Board of Directors adopted at a meeting held on February 12, 1997, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to authorization of the preparation of the Registration Statement, authorization and preparation of the Prospectus Supplement,
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             authorization and issuance of the Shares and authorization of the
             Underwriting Agreement and arrangements in connection therewith.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Maryland. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, following issuance of the Shares pursuant to the terms of the Underwriting Agreement and related Pricing Agreement and receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee referred to above, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Maryland.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by the Company of a Current Report on Form 8-K on the date of this opinion letter, which Form 8-K will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,


                                    /s/ Hogan & Hartson L.L.P.
                                    -------------------------
                                    HOGAN & HARTSON L.L.P.